SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 16, 2013

MURPHY USA INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35914	46-2279221
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street, El Dorado, Arkansas		71730-5836
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (870) 875-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Indenture

On August 14, 2013, Murphy Oil USA, Inc. (the “Issuer”) issued $500 million aggregate principal amount of its 6.000% senior unsecured notes due August 15, 2023 (the “Notes”) pursuant to an Indenture, dated as of August 14, 2013, among the Issuer, Murphy USA Inc. (“Murphy USA”), as a guarantor, the other guarantors party thereto (together with Murphy USA, collectively, the “Guarantors”) and U.S. Bank National Association, as trustee (the “Indenture”), in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The Notes will be initially guaranteed on a senior unsecured basis (the “Guarantees” and, together with the Notes, the “Securities”) by each of the Guarantors. The net offering proceeds were deposited into a segregated escrow account, together with funds sufficient to pay the Special Mandatory Redemption Price (as defined below), to be released to the Issuer upon completion of the separation of Murphy USA from its parent, Murphy Oil Corporation (“Murphy Oil”), which is expected to take place on August 30, 2013.

Interest Rate. Interest on the Notes accrues at a rate of 6.000% per annum from August 14, 2013. Interest on the Notes is payable in cash semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2014.

Special Mandatory Redemption. If by March 31, 2014, the Separation (as defined in the Indenture) is not consummated, the Issuer will be required to redeem the Notes five business days thereafter at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued but unpaid interest to, but not including, the redemption date (the “Special Mandatory Redemption Price”). The Notes may also be redeemed, in whole, but not in part, at any time prior to March 31, 2014, if the Issuer determines, in its sole discretion, the release conditions cannot be satisfied by that date.

Optional Redemption. The Issuer may redeem the Notes, in whole or in part, at any time on or after August 15, 2018 at the redemption prices (expressed in percentages of principal amount on the redemption date) set forth in the Indenture, plus accrued and unpaid interest to the date of redemption. The Issuer may redeem the Notes, in whole or in part, at any time prior to August 15, 2018 at a “make whole” redemption price as calculated under the Indenture, plus accrued and unpaid interest to the date of redemption. At any time prior to August 15, 2016, the Issuer is also entitled to redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 106% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of certain equity offerings if at least 65% of the aggregate principal amount of the Notes remains outstanding immediately after such redemption and the redemption occurs within 90 days of the date of such equity offering.

Repurchase upon Change of Control. If a Change of Control (as defined in the Indenture) occurs, unless the Issuer has earlier redeemed the Notes, holders of the Notes will have the right to require the Issuer to repurchase the Notes at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

Other Covenants. The Indenture contains restrictive covenants that, among other things, limit or restrict the Issuer’s and Murphy USA’s ability (as well as the ability of the Restricted Subsidiaries (as defined in the Indenture)) to: incur, assume or guarantee additional indebtedness; make certain investments or pay dividends or distributions on its capital stock or purchase, redeem or retire capital stock or make certain other restricted payments; sell assets, including capital stock of the restricted subsidiaries; restrict dividends or other payments by restricted subsidiaries; create liens or use assets as security in other transactions; enter into transactions with affiliates; enter into mergers and consolidations, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets. However, most of the covenants will be suspended during any period when both Standard & Poor’s and Moody’s assign the Notes an investment grade rating and no default has occurred and is continuing under the Indenture.

Events of Default. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, failure to pay certain judgments and certain events of bankruptcy and insolvency. In addition, the Indenture provides that failure of the Issuer to comply with the terms of the escrow agreement (pursuant to which the net proceeds were deposited into escrow and which contains customary terms) prior to the separation date will constitute an event of default. Generally, if an event of default occurs other than due to bankruptcy or insolvency, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable.

The foregoing description of terms of the Indenture is only a summary. The Indenture (and the form of notes included therein) is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the Securities, the Issuer and the Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) dated as of August 14, 2013 with the Initial Purchasers (as defined in the Registration Rights Agreement), which gives holders of the Securities certain exchange and registration rights with respect to the Securities. Pursuant to the Registration Rights Agreement with respect to the Securities, the Issuer and the Guarantors have agreed to use reasonable best efforts to (1) file a registration statement on an appropriate registration form with respect to a registered offer to exchange the Notes for new notes that are guaranteed by the Guarantors with terms substantially identical in all material respects to the Notes (except that the new notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate) and (2) cause the registration statement to be declared effective under the Securities Act. If the exchange offer is not completed within 360 days after the issue date of the Securities or in certain other circumstances, the Issuer and the Guarantors will be required to use reasonable best efforts to file and to have become effective a shelf registration statement relating to resales of the Securities. If the Issuer and the Guarantors fail to satisfy the exchange obligations under the Registration Rights Agreement, the holders of the Securities will be entitled to additional interest under certain circumstances.

The foregoing description of the Registration Rights Agreement is only a summary. The Registration Rights Agreement is attached as Exhibit 4.2 to this Current Report on 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

Murphy USA is furnishing the slides being provided during a series of presentations to members of the investment community regarding Murphy USA and information related to Murphy USA’s anticipated separation from Murphy Oil as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 in Item 9.01 of this Current Report on Form 8-K are being furnished pursuant to Regulation FD. Such information shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture (including form of notes), dated August 14, 2013, among Murphy Oil USA, Inc., as the Issuer, Murphy USA Inc., as a guarantor, the other guarantors party thereto and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated August 14, 2013, among Murphy Oil USA, Inc., Murphy USA Inc., certain subsidiaries of Murphy USA Inc. and J.P. Morgan Securities LLC, as representative of the initial purchasers named therein.

99.1	Presentation slides issued by Murphy USA Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY USA INC.

Date: August 16, 2013	By:	/s/ John A. Moore
	Name:	John A. Moore
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture (including form of notes), dated August 14, 2013, among Murphy Oil USA, Inc., as the Issuer, Murphy USA Inc., as a guarantor, the other guarantors party thereto and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement, dated August 14, 2013, among Murphy Oil USA, Inc., Murphy USA Inc., certain subsidiaries of Murphy USA Inc. and J.P. Morgan Securities LLC, as representative of the initial purchasers named therein.

99.1	Presentation slides issued by Murphy USA Inc.